Exhibit 5.1

May 1, 2025

Nuo Therapeutics, Inc.

8285 El Rio Street, Suite 190

Houston, TX 77054

Re:          Nuo Therapeutics, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Nuo Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) with an aggregate offering price of up to $14,000,000 (the “Shares”).

In connection with the opinion expressed below, we have examined documents, records of and related to the Company, certificates of one or more officers of the Company and of public officials, and such matters of fact and questions of law as we have deemed relevant and necessary or appropriate under the circumstances. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We also have assumed the accuracy of all other information provided to us by the Company during the course of our examination, on which we have relied in issuing the opinion expressed below.

In rendering this opinion, we have assumed that:

(i) at the time any Shares are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Shares will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Shares and any related documentation shall remain in full force and effect;

Nuo Therapeutics, Inc. May 1, 2025 Page 2

(v) upon issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and other relevant documents; and

(vi) at the Relevant Time, a definitive purchase, underwriting, or similar agreement and any other necessary agreement with respect to any Shares offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing examination and in reliance on statements of fact contained in the documents that we have examined, and subject to the assumptions and limitations stated herein, we are of the opinion that when the Shares have been sold in accordance with the applicable definitive purchase, underwriting, or similar agreement for the consideration provided for therein, such Shares will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Delaware. This opinion is limited to the Delaware General Corporation Law as currently in effect and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucendo LLP

Lucendo LLP